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EXHIBIT 10.54

FLOWSERVE CORPORATION
PERFORMANCE UNIT PLAN

        1.    Establishment of the Plan.    The name of the Plan is the Flowserve Corporation Performance Unit Plan (hereinafter called the "Plan"). The effective date of the Plan is January 1, 2001.

        2.    Purpose.    The purpose of the Plan is to provide an incentive to certain key employees of Flowserve Corporation (the "Company") and of its subsidiary corporations to improve the earnings and performance of the Company.

        3.    Administration.    The Plan shall be administered by the Compensation Committee (the "Committee") of the Board of Directors of the Company. No member of the Committee shall be eligible to participate in the Plan. The Committee shall have power to construe and interpret the Plan and to establish and amend rules, regulations and forms for its administration and to certify all payments made under the Plan. The determination of the Committee on all matters relating to the Plan shall be conclusive. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any award thereunder.

        4.    Eligibility.    Employees eligible to participate in the Plan shall be those key employees of the Company or any subsidiary corporation whose efforts may have an effect upon the growth and performance of the Company and who shall be selected to participate in the Plan by the Committee or any successor thereto. The eligibility date for selection by the Committee shall be January 15 in the first year of each three-year cycle of the Plan ("Eligibility Date").

        5.    Award of Performance Units.    Awards under the Plan consist of Performance Units. A Performance Unit is a contingent right to receive cash if the Company meets the financial goals established by the Committee for a three-year cycle of the Plan. Annually, within 120 days after the close of the Company's fiscal year, the Committee may award to eligible employees Performance Units in such amounts so as to have a target value at the conclusion of a three-year cycle equal to a pre-determined percentage of annual base salary at the time of the award. To determine the amount of an award to a non-U.S. employee, annual base salary in local currency shall be converted into U.S. dollars at the applicable exchange rate on January 31 (or the next business day) following the Employee's Eligibility Date.

        6.    Value of Performance Units.    In connection with each award, the Committee shall establish a targeted three-year compound growth rate in earnings per share of the Common Stock of the Company for such three-year cycle of the Plan. The targeted value of a Performance Unit shall be equal to the sum of the annual earnings per share targets for the three-year cycle. The final value of a Performance Unit shall be equal to (i) the actual earnings per share for the three full fiscal years beginning with the fiscal year in which an award of a Performance Unit is made to an employee multiplied by (ii) a performance multiplier set at the discretion of the Committee and based on the annual growth rate in earnings per share during the three-year cycle by comparing, upon a compounded basis, the earnings per share for the final year of the cycle with the earnings per share during the fiscal year immediately preceding the award of a Performance Unit. Earnings per share for any fiscal year will be determined by reference to the published financial reports of the Company by dividing reported consolidated net income for the year by the reported average number of common shares outstanding, during such year.

        7.    Vesting of Performance Units.

  (A)
  General. The value of Performance Units will vest fully in the employee to whom awarded at the close of business on the last day of the fiscal year with reference to which the value of a Performance Unit is finally determined.

  (B)
  Vesting Upon Change in Control. If there is an event constituting a Change in Control (as hereinafter defined) of the Company, the value of all outstanding Performance Units shall immediately vest in the employee to whom awarded as of the date on which such Change in Control occurs. The value shall be equal to (i) the actual earnings per share for full fiscal years since the beginning of the fiscal year in which the Performance Unit was awarded plus target earnings per share for each of the remaining years in the three-year performance cycle multiplied by (ii) a performance multiplier set by the Committee and based on the annual growth rate in earnings per share during the three-year cycle.Definition of Change in Control. Change in Control shall mean any Change in Control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"). Without limitation, such a Change in Control shall be deemed to have occurred upon the occurrence of any of the following:

    (i)
    Any "Person" (within the meaning of Articles 13(d) and 14(d)(2) of the Exchange Act), other than the Company or affiliates controlled by the Company, becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of 20% or more of either: (a) the then outstanding common shares of the Company (the "Outstanding Shares") or (b) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Voting Power"); provided, however, that such beneficial ownership shall not constitute a Change in Control if it occurs as a result of any of the following acquisitions of securities: (1) any acquisition directly from the Company, (2) any acquisition by the Company or any corporation, partnership, trust or other entity controlled by the Company (a "Subsidiary"), (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary or (4) any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (a) or (b) of Section 7(C)(iii) are satisfied. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") became the beneficial owner of 20% or more of the Outstanding Shares or Voting Power as a result of the acquisition of Outstanding Shares or Voting Power by the Company, including any affiliates defined in clauses (i)(b)(2) or (i)(b)(3) of this Section 7(C), which, by reducing the number of Outstanding Shares or Voting Power, increases the proportional number of shares beneficially owned by the Subject Person; provided, that if a Change in Control would be deemed to have occurred (but for the operation of this sentence) as a result of the acquisition of Outstanding Shares or Voting Power by the Company, and after such share acquisition by the Company, the Subject Person becomes the beneficial owner of any additional Outstanding Shares or Voting Power which increases the percentage of the Outstanding Shares or Voting Power beneficially owned by the Subject Person, then a Change in Control shall then be deemed to have occurred; or

    (ii)
    Individuals who constitute the Board (the "Incumbent Board") cease for any reason except for the death, disability, or ineligibility of the director to seek reelection to the Board as a result of term or age limitations, to constitute at least two-thirds of the Board within any consecutive twenty-four month period; provided, however, that any individual becoming a director subsequent to the date of the beginning of such 24 month period whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least two-thirds of the elected directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation; or

    (iii)
    The consummation of a reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation, (a) more than 50% of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation (or any parent thereof) and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Shares and Voting Power immediately prior to such reorganization, merger or consolidation, in substantially the same proportions as their ownership immediately prior to such reorganization, merger or consolidation of such Outstanding Shares and Voting Power, as the case may be, or (b) (1) officers of the Company as of the effective date of such reorganization, merger or consolidation constitute at least two-thirds of the officers of the corporation resulting from such reorganization, merger or consolidation, (2) elected members of the Board of Directors of the Company as of the effective date of such reorganization, merger or consolidation constitute at least two-thirds of the board of directors of the corporation resulting from such reorganization, merger or consolidation and (3) the chairman of the board of directors, the chief executive officer and the president of the corporation resulting from such reorganization, merger or consolidation are held by individuals with the same positions at the Company as of the effective date of such reorganization, merger or consolidation; or

    (iv)
    The consummation of the sale, lease, exchange or other disposition of all or substantially all of the assets of the Company, unless such assets have been sold, leased, exchanged or disposed of to a corporation with respect to which following such sale, lease, exchange or other disposition (i) more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation (or any parent thereof) entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Shares and Voting Power immediately prior to such sale, lease, exchange or other disposition in substantially the same proportions as their ownership immediately prior to such sale, lease, exchange or other disposition of such Outstanding Shares and Voting Power, as the case may be, (ii) no Person (excluding the Company and any employee benefit plan (or related trust) of the Company or a Subsidiary of the Company or a subsidiary thereof or any Person beneficially owning, immediately prior to such sale, lease, exchange or other disposition, directly or indirectly, 20% or more of the Outstanding Shares or Voting Power, as the case may be) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of such corporation (or any parent thereof) and the combined voting power of the then outstanding voting securities of such corporation (or any parent thereof) entitled to vote generally in the election of directors and (iii) at least two-thirds of the members of the Board of Directors of such corporation (or any parent thereof) were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale, lease, exchange or other disposition of assets of the Company.

    Notwithstanding anything to the contrary in this Section 7(C) and without limitation, the Incumbent Board may, in its sole discretion, determine that a Change in Control has occurred under circumstances other than those contemplated by this Section 7(C). In such circumstances, a Change in Control will be deemed to have occurred through a vote by two-thirds (2/3) of the Incumbent Board to approve a motion declaring such a Change in Control has occurred.

        8.    Limitation on Value of Performance Units.    Prior to the beginning of the each three-year cycle, the Committee will establish a hurdle rate ("Hurdle Rate") based on the average return on net assets (before special items) or such other financial performance standard approved by the Committee for the three-year cycle. No payments on account of Performance Units will be paid unless the Company has met or exceeded its Hurdle Rate.

        9.    Payments on Account of Performance Units.    Payments on account of Performance Units which have fully vested shall be made to the employees in whom such Units have vested, in cash within 90 days of the date, or as soon as practicable thereafter, upon which such units become vested. For non-U.S. employees, the U.S. dollar amount payable shall be converted to the employee's local currency at the exchange rate on December 31 of last year of the performance cycle.

        10.    Adjustments.    The Committee may make adjustments from time to time in the number of Performance Units credited to any employee's account or in the earnings per share, in such reasonable manner as the Committee may determine to reflect (i) any increase or decrease in the number of issued shares of common stock of the Company resulting from a subdivision or consolidation of shares or any other capital adjustment, the payment of stock dividends or other increases or decreases in such shares effected without receipt of consideration by the Company; or (ii) material changes in the Company's accounting practice or principles; or (iii) material acquisitions or dispositions, the effect of which would be to distort earnings per share of the performance multiplier described above.

        11.    Death, Disability, Retirement or Termination.    If, before the vesting of Performance Units, an employee holding such Performance Units ceases to be employed by the Company or any of its subsidiaries for any reason other than death, disability or retirement, unvested Performance Units will be forfeited.

        In the event of an employee's death, disability or retirement before the vesting of any Performance Units which he or she may hold, the Committee may, but is not obligated to, provide in its sole discretion for the vesting and payment of any such unvested Performance Units upon an equitable basis reflecting the performance of the Company during the period beginning on the date when such employee was awarded Performance Units and ending upon the date of death, disability or retirement.

        No Performance Unit shall be regarded as in any way vested unless the employee is in the employ of the Company or any of its subsidiaries at the conclusion of the period in which the value of any Performance Units is finally determined, and the decision of the Committee with respect to any such determination shall be final.

        12.    Amendment or Termination of Plan.    The Board of Directors, other than Directors who are participants under the Plan, may amend, suspend or terminate this Plan at any time or from time to time, provided, however that no amendment, suspension or termination may affect the terms of any then outstanding Performance Units without the written consent of the holder thereof.

        13.    Continuance of Employment.    The Plan shall not impose any obligation on the Company or its subsidiary corporations to continue the employment of any person.

        IN WITNESS WHEREOF, the Corporation has caused this instrument as amended and restated to be executed effective as of January 1, 2001, except as otherwise stated herein.

FLOWSERVE CORPORATION
By:	/s/ Ronald F. Shuff Ronald F. Shuff Vice President, Secretary and General Counsel

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  EXHIBIT 10.54
FLOWSERVE CORPORATION PERFORMANCE UNIT PLAN